Exhibit 23.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Maitong Sunshine Cultural Development Co., Limited:

We consent to the use in this Registration Statement Form S-1/A Amendment No. 1 of Maitong Sunshine Cultural Development Co., Limited of our reports dated December 20, 2023, except for the effects of the financial statement of the restatement described in Note 2, as to which is January 26, 2024, with respect to the consolidated financial statements of Maitong Sunshine Cultural Development Co., Limited for the period ended September 30, 2023, which appears in such Registration Statement. We also consent to the reference to our firm under the heading “Expert” in such Registration Statement.

Centurion ZD CPA & Co.
Certified Public Accountants

Hong Kong, January 26, 2024